        As filed with the Securities and Exchange Commission on March 31, 1995.
                                                      Registration No. 33-_____
===============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                    --------------
                                       FORM S-8

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    --------------
                                     BANCTEC, INC.
                 (Exact name of registrant as specified in its charter)

                 DELAWARE                                  75-1559633
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                               4435 SPRING VALLEY ROAD
                                 DALLAS, TEXAS  75244
                            (Address, including Zip Code,
                           of Principal Executive Offices)

                            BANCTEC INC. 1994 STOCK PLAN
                              (Full title of the plan)

                                    TOD V. MONGAN
                                     BANCTEC, INC.
                               4435 SPRING VALLEY ROAD
                                 DALLAS, TEXAS  75244
                                    (214)-450-7700
                        (Name, address, and telephone number,
                      including area code, of agent for service)
                                    --------------
                           CALCULATION OF REGISTRATION FEE

======================================================================================
                                     PROPOSED          PROPOSED
  TITLE OF                            MAXIMUM           MAXIMUM
SECURITIES TO BE   AMOUNT TO BE   OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
 REGISTERED (1)     REGISTERED     PER UNIT(2)         PRICE(2)      REGISTRATION FEE
--------------------------------------------------------------------------------------
Common Stock,
$.01 par value   500,000 Shares       $15.44          $7,720,000         $2,662.08
======================================================================================

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered any additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on March 30, 1995, as reported on the NASDAQ National Market System.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The documents listed in paragraphs (a) through (c) below are hereby incorporated into this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), for the year ended March 27, 1994;

     (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since March 27, 1994; and

     (c) The description of the Common Stock of the Company set forth under
Item 4, "Description of the Company's Securities to be Registered," at pages 1 and 2 of the Company's Registration Statement on Form 8-B filed on May 7, 1987 for registration of certain securities pursuant to Section 12 of the 1934 Act, and any amendment or report filed for the purpose of updating such description.

   In addition, all documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c),
14 and 15(d) of the 1934 Act subsequent to the date of this Registration indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

   Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   a. EXPERTS. The consolidated financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended March 27, 1994, incorporated herein by reference, have been audited by Arthur Andersen LLP and Ernst & Young LLP, independent public accountants, for the periods indicated in their reports dated May 17, 1994 and May 28, 1992, respectively, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

   b. COUNSEL. Certain legal matters in connection with the shares of Common Stock offered pursuant to the Plan have been passed upon for the Company by Tod V. Mongan, General Counsel to the Company. Mr. Mongan is Senior Vice President, Secretary and General Counsel of the Company and, as of March 31, 1995, owned 20,665 shares of Common Stock and stock options covering an aggregate of 69,050 shares of Common Stock. Pursuant to the Plan, Mr. Mongan is not eligible to receive grants of options covering shares of Common Stock being registered hereby.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company is governed by Delaware law. Under Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. Article Ten of the Certificate of Incorporation of BancTec, Inc. provides for indemnification for all persons who are or were directors, officers, employees or agents to the fullest extent permitted under the General Corporation Law of the State of Delaware. The Certificate of Incorporation also contains a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty, subject only to certain limitations imposed by statute.

   Section 145 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under, among other things, any other agreement. Pursuant thereto, the Company has entered into indemnification agreements with each of its directors which are broader than the indemnification provisions of Section 145 (and of the Company's Bylaws, which incorporate the indemnification provisions of Section 145). Each indemnification agreement (the "Indemnification Agreement") confirms the present indemnity provided by the Company's Bylaws and covenants that this indemnity will continue despite future changes in the Certificate of Incorporation and Bylaws, and provides further indemnification to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or incurred by them in any action or proceeding, (except any action by or in the right of the Company, in which case the director will be indemnified only for expenses) based upon their service as a director of the Company or as a director of any subsidiary corporation of the Company or as a director of any other company or enterprise at the request of the Company. The contractual arrangements commence at the time the individual began to serve as a director, officer or employee of the Company (applying retroactively to actions taken previous to entering into the Indemnification Agreement) and continue in force so long as the individual continues to serve in such capacity on behalf of the Company and cover liabilities related to such individual's activities in any such capacity. However, the Indemnification Agreement denies any indemnity unless the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, no indemnification will be provided if a final court adjudication determines that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Company in violation of
Section 16(b) of the 1934 Act, or of any similar statutory law, or on account of any remuneration paid to a director which is adjudicated to have been paid in violation of law.

   If indemnity is not available or is insufficient, the Indemnification Agreement provides that the Company shall contribute to expenses, judgments, fines and settlements incurred or paid by a director in proportion to the relative benefits received by, and fault of, the Company and the director. Indemnity may be unavailable in a particular case for various reasons including for reasons described in the preceding paragraph. Indemnity and contribution are similar in that each provides for reimbursement by the Company; contribution, however, is based upon relative benefits and fault whereas indemnity is a right to full reimbursement. It is possible that in a particular case neither indemnity nor contribution would be available, but such determination would depend upon the applicable law, the facts in the case and court rulings. In particular, the Company notes that it is possible that indemnification for liabilities under the Securities Act of 1933 (the "1933 Act"), is against public policy as expressed in the 1933 Act and is, therefore, unenforceable; the issue would be submitted to a court for resolution. Because the contribution provision in the Indemnification Agreement is similar to indemnification, it is possible that a court ruling that the indemnification provisions are unenforceable as to the 1933 Act will be broad enough to encompass the contribution provision as well.

   Section 6 of the Indemnification Agreement provides that the determination as to whether a director is entitled to indemnification or contribution may be made either by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit or proceedings, by independent legal counsel or by the stockholders of the Company. Independent legal counsel will be selected by the Board of Directors, or, in the event of an objection by the director, by the Delaware Court of Chancery.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Inapplicable.

Item 8.  EXHIBITS.

   The following are filed as exhibits to this Registration Statement:

     4.1   BancTec, Inc. 1994 Stock Plan (filed herewith).

     4.2   Restated Certificate of Incorporation of BancTec, Inc. (filed as
           Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed January 10, 1990 (No. 33-32824) and incorporated herein by reference.

     4.3 Certificate of Amendment to Certificate of Incorporation of BancTec, Inc. dated January 12, 1989 (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 2, 1989 and incorporated herein by reference).

     4.4 Bylaws of BancTec, Inc. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated January 10, 1990
           (No. 33-32824) and incorporated herein by reference).

     4.5 Rights Agreement dated as of June 16, 1988, as amended as of August 31, 1988, between BancTec, Inc. and NCNB Texas National Bank (formerly First RepublicBank Dallas, N.A.), as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated July 6, 1988 and as Exhibit 2 to the Company's Amendment to Application on Form 8 dated August 31, 1988 and incorporated herein by reference).

     5.1   Opinion of Tod V. Mongan (filed herewith).

     23.1  Consent of Tod V. Mongan (included in his opinion filed as Exhibit
           5.1 hereto).

     23.2  Consent of Independent Public Accountants (filed herewith).

     23.3  Consent of Independent Accountants (filed herewith).

     25.1 Power of Attorney (set forth on page II-5 of this Registration Statement).

Item 9.  UNDERTAKINGS.

   The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a) (3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the prospectus specified in (i) and (ii) above will not be provided if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated in this Registration Statement by reference; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 31, 1995.

                                                BANCTEC, INC.


                                                By: /s/ Grahame N. Clark, Jr.
                                                    -------------------------
                                                    Grahame N. Clark, Jr.
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

   Each person whose signature appears below hereby authorizes Tod V. Mongan or Gary T. Robinson to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints Tod V. Mongan or Gary T. Robinson as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           NAME                         TITLE                      DATE

/s/ Grahame N. Clark, Jr.   Chairman of the Board, Chief        March 31, 1995
-------------------------   Executive Officer and Director
Grahame N. Clark, Jr.       (Principal Executive Officer)


/s/Norton A. Stuart, Jr.    President and Director              March 31, 1995
------------------------
Norton A. Stuart, Jr.

/s/Gary T. Robinson         Senior Vice President, Chief        March 31, 1995
------------------------    Financial Officer and Treasurer
Gary T. Robinson            (Principal Financial Officer)


/s/Michael D. Kubic         Corporate Controller and Assistant  March 31, 1995
------------------------    Treasurer (Principal Accounting
Michael D. Kubic            Officer)

/s/Michael E. Faherty       Director                            March 31, 1995
---------------------
Michael E. Faherty


/s/Paul J. Ferri            Director                            March 31, 1995
---------------------
Paul J. Ferri


/s/Rawles Fulgham           Director                            March 31, 1995
---------------------
Rawles Fulgham


/s/Thomas G. Kamp           Director                            March 31, 1995
---------------------
Thomas G. Kamp


/s/Michael A. Stone         Director                            March 31, 1995
---------------------
Michael A. Stone


/s/Merle J. Volding
---------------------       Director                            March 31, 1995
Merle J. Volding

                                EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION                                                  PAGE
-----------  -----------                                                  ----

   4.1   BancTec, Inc. 1994 Stock Plan

   4.2   Restated Certificate of Incorporation of BancTec, Inc. (filed as
         Exhibit 4.2 to the Company's Registration Statement on Form S-8 filed January 10, 1990 (No. 33-32824) and incorporated herein by reference).

   4.3 Certificate of Amendment to Certificate of Incorporation of BancTec, Inc. dated January 12, 1989 (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended April 2, 1989 and incorporated herein by reference).

   4.4 Bylaws of BancTec, Inc. (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated January 10, 1990
         (No. 33-32824) and incorporated herein by reference).

   4.5 Rights Agreement dated as of June 16, 1988, as amended as of August 31, 1988, between BancTec, Inc. and NCNB Texas National Bank (formerly First RepublicBank Dallas, N.A.), as Rights Agent (filed as Exhibit 1 to the Company's Registration Statement on Form 8-A dated July 6, 1988 and as Exhibit 2 to the Company's Amendment to Application on Form 8 dated August 31, 1988 and incorporated herein by reference).

   5.1   Opinion of Tod V. Mongan

  23.1 Consent of Tod V. Mongan (included in his opinion filed as Exhibit 5.1)

  23.2   Consent of Independent Public Accountants

  23.3   Consent of Independent Accountants

  25.1   Power of Attorney (set forth on page II-5 of this Registration
         Statement)